Exhibit 10.1

AMENDMENT NO. 10
TO FINANCING AGREEMENT

AMENDMENT NO. 10 TO FINANCING AGREEMENT, dated as of May 27, 2022 (this “Amendment”), to the Financing Agreement, dated as of April 24, 2019 (as amended, restated, supplemented or otherwise modified from time to time, the “Financing Agreement”), by and among THERAPEUTICSMD, INC., a Nevada corporation (“Company” or “Borrower”), certain Subsidiaries of Borrower, as Guarantors, the Lenders from time to time party thereto, and SIXTH STREET SPECIALTY LENDING, INC., a Delaware corporation (“Sixth Street”), as administrative agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, the “Administrative Agent”).

WHEREAS, the Loan Parties have requested that the Administrative Agent and the Lenders amend certain terms and conditions of the Financing Agreement; and

WHEREAS, the Administrative Agent and the Lenders are willing to amend such terms and conditions of the Financing Agreement on the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.   Definitions.  All terms used herein that are defined in the Financing Agreement and not otherwise defined herein shall have the meanings assigned to them in the Financing Agreement.

2.   Amendments.

(a)   New Definitions.  Section 1.01 of the Financing Agreement is hereby amended by adding the following definitions, in appropriate alphabetical order:

(i) ““Amendment No. 10” means Amendment No. 10 to Financing Agreement, dated as of May 27, 2022, by and among the Loan Parties, the Administrative Agent and the Lenders.”

(ii)““Amendment No. 10 Effective Date” means the “Amendment Effective Date” as set forth in Amendment No. 10.”

(iii)““Amendment No. 10 PIK Fee” means $1,780,000, which will be paid in kind by being added to the principal balance of the Term Loans on the Amendment No. 10 Effective Date.”

(iv)““Merger Agreement” shall have the meaning set forth in Amendment No. 10.”

(b)   Existing Definitions.  Section 1.01 of the Financing Agreement is hereby amended as follows:

(i)The definition of “Obligations” is hereby amended and restated to read as follows:

““Obligations” means all obligations of every nature of each Loan Party and its Subsidiaries from time to time owed to the Administrative Agent (including former Administrative Agents), the Lenders or any of them, under any Loan Document, whether for principal, interest (including interest which, but for the filing of a petition in bankruptcy with respect to such Loan Party, would have accrued on any Obligation, whether or not a claim is allowed against such Loan Party for such interest in the related bankruptcy proceeding), fees (including, (i) the Amendment No. 9 PIK Fee but excluding the Waivable Portion of Amendment No. 9 PIK Fee and (ii) the Amendment No. 10 PIK Fee), expenses, indemnification or otherwise and whether primary, secondary, direct, indirect, contingent, fixed or otherwise (including obligations of performance).”

(ii)The definition of “Term Loan Maturity Date” is hereby amended and restated to read as follows:

““Term Loan Maturity Date” means the earlier of (a) July 13, 2022 and (b) the date that the Term Loan shall become due and payable in full hereunder, whether by acceleration or otherwise.”

(c)   Section 2.4 (Interest).  Section 2.4 of the Financing Agreement is hereby amended as follows:

(i)Clause (e) is hereby amended and restated to read as follows:

“(e)Interest on each Term Loan shall be payable in cash and in arrears (i) upon any prepayment of that Term Loan, whether voluntary or mandatory, to the extent accrued on the amount being prepaid and (ii) on the Term Loan Maturity Date.”

(ii)Clause (f) is hereby amended and restated to read as follows:

“(f) From and after the Amendment No. 9 Effective Date  interest will accrue and be payable on the Amendment No. 9 PIK Fee other than the Waivable Portion of the Amendment No. 9 PIK Fee.”

(iii)By adding the following new paragraph (g) to read as follows:

“(g)From and after the Amendment No. 10 Effective Date interest will accrue and be payable on the Amendment No. 10 PIK Fee.”

(d)   Section 5.15 (Milestones). Section 5.15 of the Financing Agreement is hereby deleted in its entirety.

(e)   Section 6.8(a) (Minimum Qualified Cash).  Section 6.8(a) of the Financing Agreement is hereby amended and restated in its entirety to read as follows:

“(a)  Minimum Qualified Cash.  Borrower shall not permit Qualified Cash to be less than $10,000,000 at any time.”

(f)   Event of Default. A new Section 8.1(p) is hereby added to the Financing Agreement to read as follows:

“(p)  Termination of Merger or Tender Offer.  (i) The Merger Agreement shall have terminated for any reason or (ii) the public tender offer commenced by Athene Merger Sub, Inc., a Nevada corporation (“Merger Sub”), for all of the Borrower’s outstanding common stock shall not have commenced by June 10, 2022, or, after having been commenced, shall have terminated or been withdrawn.”

3.   Conditions to Effectiveness.  This Amendment shall become effective only upon satisfaction in full, in a manner satisfactory to the Administrative Agent, of the following conditions precedent on or before June 1, 2022 (the first date on or before June 1, 2022 upon which all such conditions shall have been satisfied being hereinafter referred to as the “Amendment Effective Date”):

(a)   Payment of Fees, Etc.  The Borrowers shall have paid on or before the Amendment Effective Date (i) the Amendment No. 10 PIK Fee, which fee shall be fully earned, due and payable to Administrative Agent on the Amendment Effective Date and added to the principal amount of the Term Loan, and (ii) all fees, costs, expenses and taxes then payable, if any, pursuant to Section 2.7 or 10.2 of the Financing Agreement.

(b)   Representations and Warranties.  The representations and warranties contained in this Amendment and in Article IV of the Financing Agreement and in each other Loan Document (with the exception of the representations and warranties made in Sections 4.5, 4.9, 4.19 and 4.23(d) of the Financing Agreement) shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations or warranties that already are qualified or modified as to “materiality” or “Material Adverse Effect” in the text thereof, which representations and warranties shall be true and correct in all respects subject to such qualification) on and as the Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations or warranties that already are qualified or modified as to “materiality” or “Material Adverse Effect” in the text thereof, which representations and warranties shall be true and correct in all respects subject to such qualification) on and as of such earlier date.

(c)   No Default; Event of Default.  No Default or Event of Default shall have occurred and be continuing on the Amendment Effective Date or result from this Amendment becoming effective in accordance with its terms.

(d)   Delivery of Documents.  The Administrative Agent shall have received on or before the Amendment Effective Date:

(i)this Amendment, duly executed by the Loan Parties, the Administrative Agent and the Lenders;

(ii)a copy of the Agreement and Plan of Merger by and among the Borrower, Athene Parent, Inc., a Nevada corporation (“Parent”), and Merger Sub, a wholly owned direct subsidiary of Parent, dated May 27, 2022 (the "Merger Agreement") and each material document related thereto, including the documents for the Tender Offer (collectively, the "Merger Documents"), duly executed by each of the parties thereto; and

(iii)Amendment No. 11 to the Financing Agreement (“Amendment No. 11”), duly executed by the Loan Parties, the Administrative Agent and the Lenders.

(e)   Liens; Priority.  The Administrative Agent shall be satisfied that the Administrative Agent has been granted, and holds, for the benefit of the Administrative Agent and the Lenders, a perfected, first priority Lien on and security interest in all of the Collateral, subject only to Permitted Liens, to the extent such Liens and security interests are required pursuant to the Loan Documents to be granted or perfected on or before the Amendment Effective Date.

(f)   Approvals.  All consents, authorizations and approvals of, and filings and registrations with, and all other actions in respect of, any Governmental Authority or other Person required in connection with any Loan Document or the transactions contemplated thereby or the conduct of the Loan Parties’ business shall have been obtained or made and shall be in full force and effect.  There shall exist no claim, action, suit, investigation, litigation or proceeding (including, without limitation, shareholder or derivative litigation) pending or, to the knowledge of any Loan Party, threatened in any court or before any arbitrator or Governmental Authority which (i) relates to the Loan Documents or the transactions contemplated thereby or (ii) could reasonably be expected to have a Material Adverse Effect.

4.   Continued Effectiveness of the Financing Agreement and Other Loan Documents.  Each Loan Party hereby (a) acknowledges and consents to this Amendment, (b) confirms and agrees that the Financing Agreement and each other Loan Document to which it is a party is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, except that on and after the Amendment Effective Date, all references in any such Loan Document to “the Financing Agreement”, the “Agreement”, “thereto”, “thereof”, “thereunder” or words of like import referring to the Financing Agreement shall mean the Financing Agreement as amended by this Amendment, and (c) confirms and agrees that, to the extent that any such Loan Document purports to assign or pledge to the Administrative Agent, for the benefit of the Administrative Agent and the Lenders, or to grant to the Administrative Agent, for the benefit of the Administrative Agent and the Lenders, a security interest in or Lien on any Collateral as security for the Obligations of the Loan Parties from time to time existing in respect of the Financing Agreement (as amended hereby) and the other Loan Documents, such pledge, assignment and/or grant of the security interest or Lien is hereby ratified and confirmed in all respects.  This Amendment does not and shall not affect any of the obligations of the Loan Parties, other than as expressly provided herein, including, without limitation, the Loan Parties’ obligations to repay the Loans in accordance with the terms of Financing Agreement or the obligations of the Loan Parties under any Loan Document to which they are a party, all of which obligations shall remain in full force and effect.  Except as expressly provided herein, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Administrative Agent or any Lender under the Financing Agreement or any other Loan Document nor constitute a waiver of any provision of the Financing Agreement or any other Loan Document.

5.   No Novation.  Nothing herein contained shall be construed as a substitution or novation of the Obligations outstanding under the Financing Agreement or instruments securing the same, which shall remain in full force and effect, except as modified hereby.

6.   No Representations by Administrative Agent or Lenders.  Each Loan Party hereby acknowledges that it has not relied on any representation, written or oral, express or implied, by Administrative Agent or any Lender, other than those expressly contained herein, in entering into this Amendment.

7.   Release.  Each Loan Party hereby acknowledges and agrees that:  (a) neither it nor any of its Subsidiaries has any claim or cause of action against Administrative Agent or any Lender (or any of the directors, officers, employees, agents, attorneys or consultants of any of the foregoing) and (b) the Administrative Agent and the Lenders have heretofore properly performed and satisfied in a timely manner all of their obligations to the Loan Parties, and all of their Subsidiaries and Affiliates.  Notwithstanding the foregoing, the Administrative Agent and the Lenders wish (and the Loan Parties agree) to eliminate any possibility that any past conditions, acts, omissions, events or circumstances would impair or otherwise adversely affect any of their rights, interests, security and/or remedies.  Accordingly, for and in consideration of the agreements contained in this Amendment and other good and valuable consideration, each Loan Party (for itself and its Subsidiaries and Affiliates and the successors, assigns, heirs and representatives of each of the foregoing) (collectively, the “Releasors”) does hereby fully, finally, unconditionally and irrevocably release, waive and forever discharge the Administrative Agent and the Lenders, together with their respective Affiliates and Related Funds, and each of the directors, officers, employees, agents, attorneys and consultants of each of the foregoing (collectively, the “Released Parties”), from any and all debts, claims, allegations, obligations, damages, costs, attorneys’ fees, suits, demands, liabilities, actions, proceedings and causes of action, in each case, whether known or unknown, contingent or fixed, direct or indirect, and of whatever nature or description, and whether in law or in equity, under contract, tort, statute or otherwise, which any Releasor has heretofore had or now or hereafter can, shall or may have against any Released Party by reason of any act, omission or thing whatsoever done or omitted to be done, in each case, on or prior to the Amendment Effective Date directly arising out of, connected with or related to this Amendment, the Financing Agreement or any other Loan Document, or any act, event or transaction related or attendant thereto, or the agreements of Administrative Agent or any Lender contained therein, or the possession, use, operation or control of any of the assets of any Loan Party, or the making of any Loans or other advances, or the management of such Loans or other advances or the Collateral.  Each Loan Party represents and warrants that it has no knowledge of any claim by any Releasor against any Released Party or of any facts or acts or omissions of any Released Party which on the date hereof would be the basis of a claim by any Releasor against any Released Party which would not be released hereby.

8.   Estoppel; Term Loan.  To induce the Administrative Agent and the Lenders to enter into this Amendment, each Loan Party hereby acknowledges and agrees that there exists no Default or Event of Default as of the Amendment Effective Date. Each Loan Party hereby acknowledges and agrees that as of the Amendment Effective Date (after giving effect to the effectiveness of this Amendment No. 10 and the payment in kind of the Amendment No. 10 PIK Fee), the outstanding principal amount of the Term Loan is $90,780,000 and no right of offset, defense, counterclaim or objection exists in favor of any Loan Party as against Administrative Agent or any Lender with respect to the Obligations.

9.   Further Assurances. The Loan Parties shall execute any and all further documents, agreements and instruments, and take all further actions, as may be required under applicable law or as Administrative Agent may reasonably request, in order to effect the purposes of this Amendment.

10.   Expenses. Notwithstanding anything to the contrary contained herein or in the Financing Agreement (including, for the avoidance of doubt, Section 10.2 thereof), the amount of out-of-pocket fees, costs, expenses and disbursements of counsel required to be paid or reimbursed by the Loan Parties in connection with (a) the preparation for any bankruptcy,  liquidation or similar reorganization and/or (b) any discussions with the Administrative Agent and the Lenders (or their respective representatives) with respect to any such bankruptcy, liquidation or similar reorganization; in each case for the period through and including (but not after) the Amendment Effective Date (as defined in Amendment No. 11), shall not exceed $500,000 in the aggregate.

11.   Miscellaneous.

(a)   This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of this Amendment by facsimile or electronic mail shall be equally effective as delivery of an original executed counterpart of this Amendment.

(b)   Section and paragraph headings herein are included for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

(c)   This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

(d)   Each Loan Party hereby acknowledges and agrees that this Amendment constitutes a “Loan Document” under the Financing Agreement.  Accordingly, it shall be an immediate Event of Default under the Financing Agreement if (i) any representation or warranty made by any Loan Party under or in connection with this Amendment shall have been incorrect in any respect when made or deemed made, or (ii)

any Loan Party shall fail to perform or observe any term, covenant or agreement contained in this Amendment.

(e)   Any provision of this Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered as of the date set forth on the first page hereof.

BORROWER:

THERAPEUTICSMD, INC.

By:	/s/ Michael C. Donegan
Name:	Michael C. Donegan
Title:	Interim Chief Financial Officer, Chief
Accounting Officer and Vice President Finance

GUARANTORS:

VITAMEDMD, LLC

By:	/s/ Hugh O’Dowd
Name:	Hugh O’Dowd
Title:	Manager

BOCAGREENMD, INC.

By:	/s/ Hugh O’Dowd
Name:	Hugh O’Dowd
Title:	Chief Executive Officer

SIXTH STREET SPECIALTY LENDING, INC., as Administrative Agent and Lender

By:	/s/ Joshua Easterly
	Name:	Joshua Easterly
	Title:	Chief Executive Officer

TOP IV TALENTS, LLC, as Lender

By:	/s/ Steven S. Pluss
	Name:	Steven S. Pluss
	Title:	Vice President

TAO TALENTS, LLC, as Lender

By:	/s/ Steven S. Pluss
	Name:	Steven S. Pluss
	Title:	Vice President